Exhibit (d)(4)(v)
Form of
Schedule A to
Sub-Advisory Agreement
Revised as of December  , 2011

	Annual Fee Rate (stated as a
	percentage of the Fund's
Fund	average daily net assets)	Effective Date
Allianz AGIC International Growth Fund	0.50%	2/02/09
Allianz AGIC Convertible Fund	0.37%	3/31/10
Allianz AGIC Emerging Growth Fund	0.59%	3/31/10
Allianz AGIC Global Managed Volatility Fund	0.26%	12/19/11
Allianz AGIC High Yield Bond Fund	0.31%	3/31/10
Allianz AGIC International Growth Opportunities Fund	0.65%	3/31/10
Allianz AGIC Micro Cap Fund	0.81%	3/31/10
Allianz AGIC Ultra Micro Cap Fund	0.98%	3/31/10
Allianz AGIC Focused Opportunity Fund	0.52%	12/27/10
[Signature page follows.]
[Schedule A to Sub-Advisory Agreement]

IN WITNESS WHEREOF, ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC and ALLIANZ GLOBAL INVESTORS CAPITAL LLC have each caused this Schedule A to Sub-Advisory Agreement to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC
By:
Name:
Title:

ALLIANZ GLOBAL INVESTORS CAPITAL LLC
By:
Name:
Title:

Sub-Advisory Agreement